EXHIBIT 10.7

Work Order No: 20070105.006.S.014

MSA No: 20070105.006.C

This Work Order No. 20070105.006.S.014 (“WO”) is issued pursuant to the Master Services Agreement No. 20070105.006.C dated January 26, 2007 (“Agreement”) between AT&T Services, Inc. (“AT&T”) and StarTek, Inc. (“Supplier”) and the Agreement is incorporated by reference herein. Capitalized terms used in this WO not otherwise defined herein shall have the definitions specified in the Agreement. If the WO conflicts with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control unless set forth in the “Special Considerations” section of this WO in which case the WO shall govern and control.

AT&T hereby authorizes Supplier to perform the following Services:

1.             SCOPE OF WORK

1.1                            Supplier customer services representatives (“CSRs”) shall take and handle inbound customer care inquiries for AT&T’s Business End User Care (“BEUC”) program as set forth in Exhibit D (“Program”) in accordance with the hours of operation set forth in Exhibit E and subject to the applicable rates set forth in Exhibit B.

1.2                     Supplier shall assist AT&T BEUC customers with the following issues seven (7) days a week subject to applicable laws at the rates set forth in Exhibit B attached hereto. Any other business customer care activities or changes that result in the nature or type, market or mix of call to change shall be subject to Section 4.22 (Change Management) of the Agreement.

I.                                     Account Maintenance

a.	billing statement questions
b.	adjustments
c.	changes to features/services (e.g. up-selling services)
d.	changes of billing information
e.	customer issues relative to price plans
f.	customer cancellation inquiries
g.	adding / deleting promotions & features
h.	contract inquiries and termination dates
i.	rate plan changes
j.	account updates
k.	lost / stolen phone resolutions
1.	cancel requests
m.	promotion / plan clarification
n.	programming phones
o.	equipment and features instructions
p.	voice mail resets
q.	respond to coverage concerns
r.	equipment (wireless cell phones and PDAs) changes
s.	Migration of customers between billing application
t.	Completion of downtime form and offline services
u.	Escalated services/resolution

II.                                 Clerical/User ID Services

a.               Activities directly related to data entry, updating, typing, filing, creation of job aids, updating agent communication web sites, maintenance of AT&T user IDs and such other activities as are approved by AT&T in writing.

2.            PRIMARY CONTACT INFORMATION

2.1                           The following will perform the function of primary Supplier Project Manager for the Program for the duration of this WO. Supplier will use reasonable commercial efforts to retain the resource in this position.

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

AT&T Contact(s)	Supplier Contact(s)
[*]	[*]

3.            TERM

3.1                             The Term of this WO shall commence on March 1, 2009 (“Effective Date”), and shall continue until midnight on February 28, 2011 (the “Initial Term). This WO may be terminated as allowed in the Agreement or in this WO.

4.            SERVICE SPECIFICATIONS AND REQUIREMENTS

4.1                              The deliverables to be delivered by Supplier to AT&T pursuant to this WO are listed in Exhibit A “Deliverables Matrix” (the “Deliverables”).

5.            AT&T SYSTEMS USE AND DOWNTIME

5.1                          Should AT&T systems become unavailable to Supplier, Supplier will follow the notification instructions contained in AT&T’s Downtime Policy as provided by AT&T. Supplier will utilize downtime forms to capture call information on the AT&T-provided downtime forms and will input into AT&T systems as soon as reasonably possible after restoration of the impacted systems. AT&T shall pay the applicable Billable Hour rate for this function.  Supplier shall be excused from Performance Standards for the duration of the system outage.

5.2                             If the telecommunications systems are in failure due to AT&T, AT&T may require Supplier’s CSRs to go into pure AUX state, whereby they are not receiving calls. AT&T shall still be charged the actual outage time incurred for the amount of time affected. Supplier shall be excused from Performance Standards for the duration of the outage.

5.3                             The AT&T system will be completely down during certain after-hour times and other scheduled times throughout the year for maintenance.  When practical, AT&T will advise Supplier of the scheduled maintenance at least [*] hours prior to the times and dates that the systems will not be available due to maintenance.

5.4                             Notwithstanding the foregoing, in the event of a Supplier system/telecommunications outage, Supplier will utilize CSRs’ [*]for offline work and training for the duration of the outage. AT&T will be charged only for [*] during the duration of a Supplier system outage.

6.            PERFORMANCE STANDARDS:

6.1                             AT&T and Supplier have developed the AHT, Repeat Calls, Availability, Customer Satisfaction, Occupancy, and Short Call standards set forth in this WO, (hereinafter “Performance Standards”) to ensure the delivery of high quality, efficient customer service. Subject to AT&T providing and Supplier receiving the forecasts set forth in Section 6.2 herein (“Forecast Process”).  Effective upon signature of this WO by both parties (“Execution Date”), Performance Standard s for Sites existing on the Execution Date shall begin the month following the Execution Date.  Furthermore, anytime a particular Site/Line Group increases by more than [*] percent ([*]%) over a [*] month period, Performance Standards shall not apply with respect to such Site/Line Group until [*] days after the incremental Site/Line Group staff has been in Production handling customer calls.   Before the application of any of the Performance Standards, the parties agree to meet and discuss in good faith changes to the Performance Standards set forth and the relevant AT&T service credits and Supplier incentive pay with respect to such Performance Standards

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

based on performance prior to such Performance Standards taking effect. Performance Standards hereunder shall be measured by Line Group at each Site and shall exclude calls handled by the IVR and those calls subject to waivers as set forth herein this WO.  Any services credits owed or incentive pay earned by Supplier shall only apply to the Services invoiced for the particular Site/Line Group subject to Exhibit D herein for which it was measured and shall be assessed to Billable Hours only.

6.2                             Call Volume Forecasting / Staffing.  Each month on a by Site/Line Group basis, AT&T shall provide Supplier [*] written forecasts to be used by Supplier as a guide for recruitment, planning and staffing activities.  The [*] written forecasts are as follows:

1.         [*]-Day Outlook Forecast with the required number of Full Time Equivalents (“FTEs”) by Site/Line group for recruitment purposes.

2.         [*]-Day Locked Forecast with the estimated daily number of calls and Average Handle Time (AHT) by Site/Line Group for planning purposes (“[*]-DayLock”).

3.         [*]-Day Forecast with daily call arrival patterns by Site/Line Group.

Supplier shall provide FTE staffing pursuant to the mutually agreed upon [*]-Day Lock, which will include an assumption of initial Program training and on-the-job training (“Nesting”) pursuant to Exhibit E, by Site/Line Group.  Notwithstanding the foregoing, in the event that AT&T requests training or Nesting to extend beyond that defined in Exhibit E, and Supplier determines that the change will affect Supplier’s ability to staff accurately, the parties shall address the change subject to Section 4.22 (Change Management) of the Agreement.

The mutually agreed upon [*]-Day Lock represents a commitment by AT&T and Supplier with respect to call volume and staffing levels by Line Group.  Once the [*]-Day Lock is agreed to, AT&T agrees to compensate Supplier for the Billable Hours incurred for the applicable month which shall be no less than [*] percent ([*]%) of the [*]-Day Lock, and it is Supplier’s responsibility to staff to [*]-Day Lock as mutually agreed upon.  In cases where Supplier has duplicate Line Groups across Sites, Supplier reserves the right to increase or decrease volumes at a Site level as long as the [*]-Day Lock remains unchanged.

Both AT&T and Supplier will need to agree upon the staffing requirements when the [*]-Day Lock represents +/- [*]% change from the previous [*]-Day Lock, as it may require additional new hire training.  The parties shall mutually agree upon adjusted staffing for the modified forecast volumes pursuant to Section 4.22 (Change Management) of the Agreement.  Notwithstanding the foregoing, in the event a Site staffing decrease is the lesser of (a) [*] CSRs or (b) [*] percent ([*]%) of the site, Supplier shall have [*] days from receipt of written notice to decrease the [*]-Day Lock if it can demonstrate to AT&T’s reasonable satisfaction that such Site staffing decrease triggers notification requirements pursuant to the WARN Act.

a)                                      The Performance Standards outlined here in this WO may be changed by AT&T upon [*] days written notice to Supplier per the procedure outlined in Section 4.22 (Change Management) of the Agreement.

b)                                     Notwithstanding the foregoing, Supplier shall be waived for Performance Standards (with the exception of 6.3.4 and 6.3.5) and shall not be in breach under this WO or the Agreement to the extent caused by AT&T or if actual call volume for such Program exceeds or is less than the [*]-Day Lock for such Site/Line Group by more than [*] percent ([*]%) or as otherwise set forth in this WO or the Agreement.

c)                                      Failure to meet the same Performance Standard at the same Site/Line Group for [*] consecutive months shall be considered a material default unless otherwise waived in accordance with the terms and conditions set forth herein.

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

d)                                     Supplier shall provide at least [*] percent ([*]%) of the staffing pursuant to the [*]-Day Lock and in any case shall use reasonable efforts to achieve [*] percent ([*]%) of the staffing pursuant to the [*]-Day Lock, and AT&T shall provide at least [*] percent ([*]%) of the Billable Hours pursuant to the [*]-Day Lock.   If AT&T provides less than [*] percent ([*]%) of the Billable Hours to support the staffing requirements provided in the [*]-Day Lock, AT&T agrees to pay the difference to meet [*] percent ([*]%).

Supplier’s failure to meet [*] percent ([*]%) of committed staffing pursuant to the [*]- Day Lock per Site will result in [*].

6.3                                 Performance Standards:  The Customer Satisfaction, Occupancy, Average Handle Time and Repeat Calls Performance Standards shall apply to the Line Groups set forth in Exhibit D of this WO, and shall be subject to material default and the applicable AT&T service credit or Supplier earned incentive pay set forth herein.  The Occupancy, and Short Calls Performance Standards will not be subject to services credits or incentive pay, however, will be subject to material default.

6.3.1                        Customer Satisfaction:  For the purposes of this Performance Standard, Customer Satisfaction will be calculated based upon the combined performance results of First Call Resolution (“FCR”) GAP and Total Resolved each of which shall be subject to statistically valid sample sizes with a margin of error no greater than [*] percent ([*]%).  If the margin of error exceeds [*] percent ([*]%) for the month, the monthly measurement will be waived and shall be excluded from the monthly Performance Standard measurement.  In addition, AT&T or AT&T vendor site performance measurements with a margin of error greater than [*] percent ([*]%) shall not be included in the stack ranking.  In addition, Supplier shall be waived from the Customer Service Performance Standard and shall not be in breach or subject to an AT&T service credit if actual calls volumes exceed or are less than the [*]-Day Volume Forecast by more than [*] percent ([*]%), provided that Supplier is in compliance with the mutually agreed upon [*]-Day Lock.

FCR GAP is the percentage variance between the possible First Call Resolution score and the actual FCR score and is more particularly defined in Exhibit C attached hereto.  FCR GAP results will be ranked by AT&T sites providing the same services (“Like Sites”).  * FCR GAP shall be calculated as follows:

(Possible FCR — Actual First Call Resolution) / Possible First Call Resolution

Total Resolved is defined as the total number of surveys resulting in a customer’s primary issue was resolved by Supplier.

The FCR GAP and Total Resolved metrics will be reported on a monthly basis and shall be summed on a monthly basis to determine performance results.  The following methodology shall be used to determine penalty/premium associated with this Performance Standard:

Like Sites shall be ranked in accordance to the FCR GAP *

Like Sites shall be ranked in accordance to Total Resolved scores

The sum of the rankings shall be used to determine an overall score

The overall score (in ascending order) of all Like Sites shall be ranked

Illustrated as follows:

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Site	Actual FCR	Possible FCR	Point Gap	% FCR Gap	FCR GAP RANKING	Total Resolved	Total Resolved RANKING	OVERALL SCORE	OVERALL RANKING
A	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
B	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
C	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
D	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
E	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
F	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
G	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
H	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
I	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
J	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
K	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Ranked top [*]% of Like Sites	[*]% Supplier earned incentive pay
Ranked top [*]% - [*]% of Like Sites	[*]% Supplier earned incentive pay
Ranked bottom [*]% - [*]% of Like Sites	[*]% AT&T service credit
Ranked bottom [*]% of Like Sites	[*]% AT&T service credit

NOTE:            Notwithstanding anything herein to the contrary, in the event Supplier’s Customer Satisfaction results fall into the bottom quartile of the Like Sites stack ranking however, Supplier meets the individual FCR Gap measurement of <=[*]% and a Total Resolved measurement of >=[*]% for the month, Supplier will receive a waiver for material default and shall not be subject to any invoice credit.

6.3.2                        Occupancy Rate Target of [*]%:  The Occupancy Rate will be measured monthly and shall be determined by subtracting total idle (waiting to serve) time from total logged in time and dividing the difference by total logged in time.  If actual volumes are [*] percent ([*]%) greater than or less than the [*]-Day Volume Forecast from AT&T and Supplier staffing levels are in accordance with Supplier forecast, the Occupancy Rate target will be waived.

6.3.3                        Average Handle Time (“AHT”):  The AHT target by Site/Line Group shall be provided by AT&T on a [*] basis in the [*]-Day Lock and shall be measured monthly as it applies to material breach.  The AHT Performance Standard will be waived if the actual call volume is [*] percent ([*]%) greater than or less than [*] percent ([*]%) of the [*]-Day Volume Forecast. The AT&T service credits will be applied in the following fashion:

> or = to [*]% above target	[*]% AT&T service credit

6.3.4                        Short Calls: The Short Call Target of [*] percent ([*]%) shall be measured [*].   The Short Call metric shall be measured by dividing the total number of calls with an AHT of [*] seconds or less by the total number of calls answered.

6.3.5                     Repeat Call Target of [*]% : (Repeat Calls) / (Calls Answered)  shall be measured [*] is defined as the percentage of calls handled by the CSR where the customer called back and was handled again by a different CSR within [*] calendar days.  Repeat calls are a non-CMS statistic generated externally from IVR call data. A repeat call occurs when a CTN touches an AT&T IVR more than once within [*] calendar days and is determined as follows:

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

•                  Customer calls in and speaks to BEUC CSR #1

•                  CTN calls back within [*]and touches IVR (counted as repeat call towards BEUC CSR #1 when the customer speaks to BEUC CSR#2)

•                  CTN calls back within [*] and touches IVR (counted as repeat call towards BEUC CSR#2 when the customer speaks to BEUC CSR#3)

< or = to [*]%	[*]% Supplier earned incentive pay
[*]% to [*]%	[*] Supplier earned incentive pay or AT&T service credit
> or = to [*]%	[*]% AT&T service credit

7.             CAP

The resulting Supplier earned incentive pay and AT&T service credits for the applicable Performance Standard measurement set forth herein Section 6 will only be applied to the applicable Site’s Line Group Billable Hours. The total AT&T service credit for all Performance Standards in aggregate in any month cannot exceed a maximum of [*] percent ([*]%) per Site invoice. The total Supplier earned incentive pay for all Performance Standards in aggregate in any month cannot exceed a maximum of a [*] percent ([*]%) per Site invoice.

8.              PERFORMANCE STANDARDS WAIVERS

8.1                              In addition to any other waivers set forth herein this WO, Supplier shall be excused for failures to meet any Performance Standard and shall not be in breach of this WO if such failure is caused by: a) AT&T; and/or b) third parties (hired or contracted) to provide system applications and/or system application services to or for AT&T (including carriers) (a and b collectively referred to as “AT&T/Service Provider”) including without limitation acts or omissions of AT&T/Service Provider.

8.2                              Notwithstanding anything to the contrary herein, in addition to waivers set forth herein this WO, AT&T may choose to waive Performance Standards and applicable penalties at its sole discretion. AT&T must invoke this option in writing within [*] days following the last day of the billing cycle for the service period.

9.              PRICE

9.1                              Services shall be compensated by AT&T to Supplier pursuant to the rates and charges detailed in Exhibit B which is attached hereto and fully incorporated herein by this reference. Such rates and charges do not include all applicable taxes.

10.       TERMINATION FOR CONVENIENCE

10.1                      AT&T may Terminate this WO for convenience in accordance with Section 3.4 (Cancellation and Termination) of the Agreement.

11.       DISPUTE RESOLUTION

Either party may give the other party written notice of any dispute not resolved in the normal course of business. The parties will attempt in good faith to promptly resolve any issue, dispute, or controversy arising out of or relating to this Agreement promptly by negotiation between the managers set forth below.  Within ten (10) days after delivery of such notice, representatives of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute within the time frames here:

	AT&T	Supplier
Within [*]	[*]	[*]

Within [*]	[*]	[*]

Within [*]	[*]	[*]

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

If any dispute is not resolved in accordance with this process after [*] days, the parties will escalate to the respective executive levels. Both parties agree to continue performance during the negotiation period set forth in this section of the WO.

12.       SPECIAL CONSIDERATIONS:

12.1                             The terms set forth below shall be in addition to the terms set forth in the respective sections of the Agreement:

12.1.1              Supplier Responsibilities

a.                                  Except as otherwise set forth in this WO or the Agreement, Supplier will be responsible for supplying all Supplier personnel, facilities, technology, services and materials necessary to perform the Services in accordance with the terms and conditions set forth in this WO.

b.                                 Supplier will provide the necessary, as of the Effective Date of this WO, voice and data infrastructure and PCs (or thin client applications in lieu of PCs) at Supplier’ Site(s) from the point of demarcation within Supplier’ data centers) for voice and data communications. The point of demarcation is the point where AT&T-owned circuits/equipment end and Supplier-owned circuits/equipment begin. AT&T will provide any intelligent call management (ICM) routing and screen-pop equipment as required; or, alternatively Supplier will provide ICM and screen-pop equipment subject to Exhibit 5 of the Agreement. Supplier’ PCs will reside on the Supplier network and access AT&T’s systems via web, Citrix, or other thin client connectivity.

c.                                  Supplier shall pay for the Supplier standard, as of the Effective Date of this WO, voice and data network facilities (bandwidth of [*] for data and [*] for voice; voice trunking of [*] trunks per seat) between Supplier’ data center and Supplier’ call centers related to this WO.   AT&T shall be responsible for other voice and data charges, including delivering voice and data to Supplier’ data center hub(s), bandwith exceeding Supplier’ standards in existence as of the WO Effective Date, and any dedicated security equipment required by AT&T.   In the event AT&T utilizes VoATM to deliver calls to a Supplier hub, AT&T will provide the Nortel Passport or equivalent device required in the Supplier hub to accept the VoATM traffic. Supplier agrees to relinquish ownership at no cost to AT&T of any and all toll-free numbers associated with the Program to AT&T or another party specified by AT&T within [*] hours of AT&T’s request; provided that AT&T is current on all invoices.

12.1.2             Training

a.                                 Training costs shall be billed as listed under Exhibit B.

b.                                Initial new hire training:  Supplier agrees to provide training pursuant to Exhibit E attached hereto to Supplier CSRs in accordance with AT&T provided Training Materials, and all retraining, ongoing soft-skills training, and customer service training at the rates set forth in Exhibit B, in order to perform the Services described in this WO.  If mutually agreed between the parties subject to Section 4.22 (Change Management) of the Agreement, AT&T may provide AT&T trainers for initial train-the-trainer training programs.

c.                                 AT&T may request to extend the duration of initial Program training subject to Section 4.22 (Change Management) of the Agreement.

d.                                   During the nesting period agents will meet the following level of productivity for the weeks indicated: Week [*] a minimum of [*]% of the agents time will be spent on the phones to provide ample development, Week [*] a minimum of [*]% of the agents time will be spent on the phones.

12.1.3.                         Quality Assessment

a.                                 Supplier will provide enough Quality Assessment (“QA”) agents at the QA rate set forth in Exhibit B, to CSRs to meet the average number of observations monthly. Each CSR is monitored an average of [*] scored evaluations per month by QA and Production staff/personnel collectively and other informal evaluations as agreed upon by the parties based

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

upon individual CSR performance. Supervisors will use commercially reasonable efforts to provide feedback within [*] hours if below goal and [*] hours if within or above goal. Agents needing improvement will receive additional evaluations via various methods (side by side, additional monitoring, remote monitoring, double jacking, etc). QA agents will shadow CSRs while on the call without the CSR being aware they are being monitored.

Calibration sessions between Supplier QA agents, Supplier supervisors and AT&T representatives will be held weekly to ensure scoring and feedback to CSR’s is consistent.  If Supplier fails to monitor an average of [*] scored evaluations per month by QA and Production staff/personnel collectively as set forth above, Supplier will be advised of such deficiencies and Supplier will have [*] days to bring performance back to objective’s standards.  AT&T and Supplier may mutually agree to modify the standards upon written agreement signed by both parties, in the event AHT increases by [*] percent ([*]%) from the previous month’s [*]-Day Lock, AT&T and Supplier shall re-evaluate the QA staffing required to meet the obligations set forth herein.

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of an original signature.   This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives:

StarTek, Inc		AT&T Services, Inc.

By:	/s/ A. Laurence Jones	By:	/s/ Tim Harden

Printed Name:	A. Laurence Jones	Printed Name:	Tim Harden

Title:	President & CEO	Title:	President-Supply Chain & Fleet Operations

Date:	7-9-09	Date:	7-7-09

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Exhibit A

DELIVERABLES MATRIX

Deliverables/Specifications Requirements	Delivery Date	Evidence of Success

Deliverable Set #1- Reporting

ACD Report:  Comprehensive report with data taken directly from the switch.  Details total calls offered, calls handled, calls abandoned, average speed of answer, average handle time by live agent and downtime.  Delivered to AT&T daily.

Agent (PAR) Report:  Agent or Personal Accountability Reports provide queue performance statistics broken down by agent.  Data elements include the number of ACD calls answered, the average time spent on each ACD call, the average time spent waiting between ACD calls, the time spent doing post-call work, the time spent logged into the system, Short Calls, Transfer rates, Availability, etc.  Delivered to AT&T daily

Call Disposition Report:  Offers call disposition detail by type code.  Supplier may provide this report to AT&T subject to Exhibit 5 of the Agreement.

System Outages Report:  Report provides a listing of the date, time, duration and description of any system outages to Supplier systems, root cause analysis, and preventative measures.  Delivered to AT&T when system outages occur.

Call Comparison:  Compares forecasted to actual call volume and answer performance.

Combined FTE:  Report provides ongoing attrition training data, with class details (class size, dates, etc.).  Delivered to AT&T weekly.

Interval:  Report provides one-half hour (1/2) interval call volume data.  Delivered to AT&T daily.

Invoice Detail:  Invoices will include detailed documentation including but not limited to, for each CSR; a list of CSR names, hours logged via the ACD, hours logged, and indicator for training or production status.

Weekly Quality Report:  Weekly roll up of quality performance to include:  scores from evaluations completed by Supplier quality team, scores from evaluations completed by Supplier leadership team (team leads/supervisors), QA/Team Lead score variance, combined score, total evaluations completed by QA Team, total evaluations completed by Team Leads.

Monthly Quality Report:  Monthly roll up of quality performance to include:  scores from evaluations completed by Supplier quality team, scores from evaluations completed by Supplier leadership team (team leads/supervisors), QA/Team Lead score variance, combined score, total evaluations completed by QA team, total evaluations completed by Team Leads.

	As indicated in report description	Accurate and timely reporting whether pushed to recipients or available online.

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Deliverables/Specifications Requirements	Delivery Date	Evidence of Success:

Intraday Reports

Reporting shall be produced and delivered four (4) times daily (in PDF format) at noon, 2pm, 4pm and 10pm daily:  Reports will include (NCO) Number of calls offered, (NCH) Number of calls handled, (SL%) Service Level percentage, (OCC%) Occupancy percentage, (AHT) Average handle time, (ASA) Average Speed of Answer, and staff time in seconds. Data will be provided for each 30-minute interval with rolling totals at report times.

Intraday Daily Recap Report

Report shall be produced and delivered one (1) time daily for the previous day (in PDF format):  Reports will include (NCO) Number of calls offered, (NCH) Number of calls handled, (SL%) Service Level percentage, (OCC%) Occupancy percentage, (AHT) Average handle time, (ASA) Average Speed of Answer, and staff time in seconds. Data will be provided for each 30-minute interval for the previous day with rolling totals for the end-of-day.

Intraday Weekly Interval Report

Report shall be produced and delivered one (1) time weekly for the previous 7-days (in Excel format):  Reports will include (NCO) Number of calls offered, (NCH) Number of calls handled, (SL%) Service Level percentage, (OCC%) Occupancy percentage, (AHT) Average handle time, (ASA) Average Speed of Answer, (SL30%) Service Level 30%. Data will be provided for each 30-minute interval for the previous 7-days with daily summary totals.

Daily Split Stats Report

Report shall be produced and delivered one (1) time daily for the previous day:  Reports will include Function (or LOB), Technology (or Category), Split name,  Split number,(NCO) Number of calls offered, (NCH) Number of calls handled, (SL%) Service Level percentage, Max Delay, (OCC%) Occupancy percentage, (AHT) Average handle time, Accessibility, and staff time in seconds.

Weekly Site Metrics Report

Report shall be produced and delivered one (1) time Weekly on Mondays for the previous 7-days with MTD totals:  Reports will include the Date, Number of calls offered, (NCH) Number of calls handled, (AHDT) Average hold time, (AWT) Average wrap time, (AHT) Average handle time, (OCC%) Occupancy percentage, Accessibility, Shrinkage %, Hold % and (ACW %) After call wrap percentage.

VDN Report

Report shall be produced and delivered one (1) time daily for the previous day:  Reports will include the number of times specific VDNs were contacted by each of the SBS sites per day with MTD totals.

	As noted in report description	Accurate and timely reporting whether pushed to recipients or available online.

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Exhibit B

Price

For Services performed under this WO, Supplier shall be compensated in accordance with the pricing shown below:

PROGRAM NAME	Business End User Care Program

BILLABLE HOUR RATE	$[*]

DRUG SCREEN & BACKGROUND CHECK: (US Sites only)	Passed through at cost (Checks required as a result of attrition will be the responsibility of Supplier.)

OVERTIME RATE & HOLIDAY (by Site)	Premium Rate: [*]% premium above the Billable Hour Rate being paid by AT&T for the time period requested

New Hire/Growth$[*]
Nesting: Week 1 $[*], Week 2 $[*], Week 3 $[*]
TRAINING RATE	Supplemental Training: [*]
Conversion Training: [*]
Attrition: [*]

Notes:

a.               “Billable Hour” means the time between the time a CSR clocks into and clocks out of Supplier’s time keeping system for the purpose of performing agreed upon work for AT&T.  This time shall include a maximum of fifteen (15) minutes per day of pre-shift instructions per CSR unless otherwise directed by AT&T.  The Billable Hour includes 30 minutes for breaks but does not include lunches, sick time, vacations, or Supplier sponsored events such as non-AT&T focus groups and non-AT&T development.  Actual time in a Billable Hour for billing purposes is 60 minutes.

b.              The total amount payable by AT&T for the Services shall be determined by applying the stated rate of compensation to die Services actually performed by Supplier. The Premium and Overtime Rate shall apply if Supplier is able to and AT&T agrees to offer premium and overtime hours (to the extent such hours are in excess of 40 hours per week per CSR). Holiday Rates shall apply based on applicable Holidays at the Site. US Holidays (applicable only in the U.S.): New Years Day, Thanksgiving Day, Labor Day, Christmas Day, Memorial Day, Independence Day, Christmas Eve. Canadian Holidays (applicable only in Canada): New Years Day, Good Friday, Victoria Day, Canada Day, Civic Day, Labor Day, Thanksgiving Day, Remembrance Day, Christmas Day, and Boxing Day. Should AT&T request that Supplier provide Services for the Program on any of the Holidays listed, AT&T shall compensate Supplier at the Holiday Rate as listed herein.

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

c.               Domestic Inbound/Outbound telecom. AT&T shall be client of record on the (800) service. Subject to AT&T's prior written approval of usage, domestic inbound and outbound telecom charges shall be a direct pass through.

d.              Postage, shredding, express mail, printing, and courier services, trunking and circuits, reproduction (other than [*] which is borne by Supplier), and travel (Pre-approved by AT&T) will all be charged at [*].

e.               AT&T will not be charged costs associated with [*].  AT&T will be charged for Growth Training.  Growth is defined as any requested increase in FTE above previous locked forecast.  If AT&T requests Supplier to reduce FTE, then subsequently requests Supplier increase FTE, that increase will be considered growth and the associated training will be billable to AT&T.

f.                 Program Support Analyst:  One position per site.   $[*] per hour (not to exceed [*] hours per week without prior written approval of the AT&T contact identified in 2.1 of this WO.  Functions shall include, but not be limited to, the following tasks:

1.               Creates & maintains all reports & data pertaining to billing requirements for AT&T

2.               Works with CCDs & accounting to meet invoicing deadlines at mid-month & end of month

3.               Develop a detailed understanding of the billing structure & performance penalties/bonus per SOW to ensure compliance

4.               Daily monitors invoice data & performs various daily audits to ensure accuracy & validity of invoicing data

5.               Recommends updates & changes to reports as needed

6.               Submits tickets & works with reporting department for various changes & issues

7.               Works closely with CCDs to ensure sites are gathering all invoicing data correctly & consistently

8.               Maintains invoice files & back up documentation

9.               Verifies all invoice data including descriptions, dollars amounts, & PCAs

10.         Effectively responds to all reporting requests from SRT & AT&T

11.         Acts proactively to assess & address changes in the business environment

12.         Works with resource planning to ensure all agent set-ups are correct for upload to FTP files for upload to SRS PAR

13.         Performs daily audits to ensure data files posted to the FTP site for upload to SRS PAR are accurate

14.         Prepares mapping & submits updated reporting requests for any new or changed agent groups (skills)

15.         Works with resource planning to ensure all necessary billable information is documented

16.         Works with quality department to ensure all necessary billable information is documented

17.         Acts as reporting, invoicing and issues POC

g.              Methods & Process (M&P) Specialist: One position per Site. $[*] per hour (not to exceed [*] hours per week without prior written approval of the AT&T Mobility contact identified in 2.1 of this Work Order.  Functions shall include, but not be limited to, the following tasks:

1.         Effectively & accurately communicates information then identifies, tracks, compiles, & summarizes results for the site

2.         Distributes AT&T information by attending team huddles, meetings & focus groups

3.         Creates desk drops, emails, presentations, weekly newsletters & updates Communication SharePoint’s

4.         Proactively looks for issues to identify any communication gaps & interacts with other programs in the region.

5.         Maintains any local trackers; creates/deletes/maintains discussion boards on IMC SharePoint & Communication Dashboard sites; oversee IMC SharePoint permissions profile accuracy; attends bi-weekly National IMC calls.

6.         Completes team hierarchy add/deletes for mapping to SRS PAR Site

h.              Quality Champion:  One position per Site.  $[*] per hour (not to exceed [*] hours per week without prior written approval of the AT&T contact identified in 2.1 of this WO).  Position allows sites to better examine the areas of opportunity to improve quality & address any AT&T related concerns. Functions shall include, but not be limited to, the following tasks:

1.               Works closely with the AT&T internal Quality Champion to analyze & interpret the sites Quality & Wave results

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

2.               Interacts with all departments to coordinate Quality Assurance & Wave training, educations & results

3.               Reviews performance thru quality analysis, working with agents to improve performance

4.               Creates of job aids, educational training, reports out information & provides suggested solutions

5.               Strongly partners with Quality Assurance department to ensure consistent message & delivery of information & call expectations

6.               Participates during Quality Assurance calibrations both internally & nationally

7.               Identifies behaviors that if changed, would give the site the most positive impact

8.               Analyzes Quality & Wave trends to understand the challenges & how to drive improvements

9.               Draws conclusions from data & makes meaningful recommendations to the AT&T & the site

10.         Delivers analysis & educates all regarding trends.  Delivers training in the classroom, Nesting & production

11.         Researches issues & partners/communicates to all departments to alleviate problems, inconsistencies & or improve overall customer satisfaction levels

12.         Reports current trends & makes recommendations for improvement through coaching & mentoring

13.         Tracks quality trends & makes recommendations to training team on changes to current programs

14.         Interacts with all levels of personnel & responds to questions from agents, supervisors, managers & AT&T

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Exhibit (C)

Performance Standard Table

		Supplier Incentive Pay		Target	AT&T Service Credit
		-	-	=	+	+	Frequency	Comments

Customer Satisfaction	Bonus/Penalty	[*]%	[*]%	Compare To like centers	[*]%	[*]%	[*]	Subject to WO Section 6.3.1

	Result	[*]	[*]		[*]	[*]

Repeat Calls	Bonus/Penalty	[*]%		[*]%	[*]%		[*]	Subject to WO Section 6.3.5

	Result	</=[*]%			>/= [*]%

Average Handle Time	Bonus/Penalty			[*]	[*]%		[*]	Subject to WO Section 6.3.3

	Result				> = [*]% above target

Committed Staffing	Bonus/Penalty			[*]% of the [*]-Day Lock	[*]%		[*]	Subject to WO Section 6.2.e

	Result				[*]%

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Exhibit D

Program Descriptions

Program Name	Program Description Functions shall include, but may not be limited to, the following tasks:	Sites
Small Business Services (“SBS”) or Business End User Care Line Groups: IRU NBI/TLG PIN CODE SMB EMO SBS EU

Inbound calls from post paid subscribers.  Duties include the following account maintenance activities:  billing statement questions, adjustments, changes to features/services, changes of billing information, customer issues relative to price plans, customer cancellation inquiries, adding / deleting promotions & features, contract inquiries and termination dates, rate plan changes, account updates, lost / stolen phone resolutions, cancel requests, promotion / plan clarification, programming phones, equipment and features instructions, voice mail resets, respond to coverage concerns, equipment (wireless cell phones and PDAs) changes, assisting with handset issues and upgrading equipment, migration of customers between billing application, completion of downtime form and offline services, escalated services/resolution.

Collinsville, VA
Small Business Services (“SBS”) or Business End User Care Line Groups: IRU NBI/TLG

Inbound calls from post paid subscribers.  Duties include the following account maintenance activities:  billing statement questions, adjustments, changes to features/services, changes of billing information, customer issues relative to price plans, customer cancellation inquiries, adding / deleting promotions & features, contract inquiries and termination dates, rate plan changes, account updates, lost / stolen phone resolutions, cancel requests, promotion / plan clarification, programming phones, equipment and features instructions, voice mail resets, respond to coverage concerns, equipment (wireless cell phones and PDAs) changes, assisting with handset issues and upgrading equipment, migration of customers between billing application, completion of downtime form and offline services, escalated services/resolution.

Mansfield, OH
Specialty Queues	Services for unique business types including call handling for escalated customer care issues specific to billing, equipment, coverage and account details.	N/A

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

Exhibit E

Hours of Operations and Training Durations

Program Names	Line Group	Site	Hours of Operation	Maximum New Hire Training Days	Maximum New Hire Nesting Days
Small Business Services (“SBS”)	IRU NBI/TLG PIN CODE SMB EMO SBS EU	Collinsville, VA	[*]	[*]	[*]
Small Business Services (“SBS”)	IRU NBI/TLG	Mansfield, OH	[*]	[*]	[*]

Hours of Operation may be amended from time to time as set forth in Section 4.22 (Change Management) of the Agreement.  AT&T reserves the right to modify (decrease or increase) Hours of Operation upon thirty (30) calendar days written notice to Supplier.

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.